UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2016

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
On June 15, 2016, CatchMark Timber Trust, Inc. (the “Company”) completed its purchase of approximately 51,700 acres of prime timberlands located in South Carolina (the “Carolinas Midlands III Timberlands”) for approximately $100.7 million, exclusive of closing costs, from funds managed by Forest Investment Associates. The acquisition of the Carolinas Midlands III Timberlands Acquisition expands the company’s total acreage in the U.S. South to 480,400 acres and adds approximately 2.1 million tons to CatchMark’s merchantable inventory and 250,000 to 300,000 tons (4.8 to 5.8 tons per acre) per year to the Company’s harvest over the next decade.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 15, 2016, the Company borrowed approximately $103 million under its multi-draw term credit facility to fund the acquisition of the Carolinas Midlands III Timberlands. For more information regarding the multi-draw term credit facility, see our Current Report on Form 8-K filed on December 30, 2014 and the exhibits thereto which are incorporated herein by reference, our Current Report on Form 8-K filed on December 14, 2015 and our Quarterly Report on Form 10-Q filed on May 5, 2016.
Item 7.01    Regulation FD Disclosure
On June 16, 2016, the Company issued a press release regarding the Carolinas Midlands III Acquisition. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release: CatchMark Completes $100.7 Million Carolina Midlands III Acquisition of Prime South Carolina Timberlands

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, the Company may not generate the harvest volumes from the acquired timberlands that it currently anticipates, which may impact the revenues than the timberlands will generate, as well as changes in general economic and business conditions in the geographic regions where the Company’s timberlands are located, changes in timber prices and the impact on the Company’s revenues, changes in the supply of timberlands available for acquisition that meet the Company’s investment criteria, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: June 16, 2016	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Chief Financial Officer, Assistant Secretary and Treasurer